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                          CERTIFICATE OF INCORPORATION
                                       OF
                    METLIFE INSURANCE COMPANY OF CONNECTICUT

          MetLife Insurance Company of Connecticut, a corporation originally organized under the laws of the State of Connecticut on June 17, 1863, for the purpose of continuing its existence, without interruption, as a corporation existing under the laws of the State of Delaware, does hereby elect, pursuant to Section 265 of the General Corporation Law of the State of Delaware, to convert from a corporation organized under the laws of the State of Connecticut to a corporation organized under the laws of the State of Delaware. Upon the effectiveness of the Certificate of Conversion of MetLife Insurance Company of Connecticut, a Connecticut corporation, to MetLife Insurance Company of Connecticut, a Delaware corporation, and this Certificate of Incorporation, (i) MetLife Insurance Company of Connecticut, a Delaware corporation, shall be considered to be the same corporation as MetLife Insurance Company of Connecticut, a Connecticut corporation, and such conversion shall constitute a continuation of the existence of MetLife Insurance Company of Connecticut, a Connecticut corporation, in the form of MetLife Insurance Company of Connecticut, a Delaware corporation; and (ii) all of the rights, privileges and powers of MetLife Insurance Company of Connecticut, a Connecticut corporation, and all property, real, personal and mixed, and all debts due to MetLife Insurance Company of Connecticut, a Connecticut corporation, as well as all other things and causes of action belonging to MetLife Insurance Company of Connecticut, a Connecticut corporation, shall remain vested in MetLife Insurance Company of Connecticut, a Delaware corporation, and shall be the property of MetLife Insurance Company of Connecticut, a Delaware corporation, and the title to any real property vested by deed or otherwise in such other entity shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of MetLife Insurance Company of Connecticut, a Connecticut corporation, shall be preserved unimpaired, and all debts, liabilities and duties of MetLife Insurance Company of Connecticut, a Connecticut corporation, shall remain attached to MetLife Insurance Company of Connecticut, a Delaware corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as MetLife Insurance Company of Connecticut, a Delaware corporation.

          For the purpose of setting forth its Certificate of Incorporation as a Delaware corporation, MetLife Insurance Company of Connecticut, a Connecticut corporation, has caused the undersigned incorporator to execute this Certificate of Incorporation and to certify as follows:

          FIRST. The name of the corporation is MetLife Insurance Company of Connecticut (the "Corporation").

          SECOND. The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

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          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the Corporation shall have and may exercise the power to issue any or all of its policies or contracts with or without participation in profits, savings, unabsorbed portions of premiums or surplus, to classify policies issued and perils insured on a participating and nonparticipating basis, and to determine the right to participate and the extent of participation of any class or classes of policies. All dividends to policyholders allocated to such participating policies, which dividends to policyholders shall not be claimed and called for within two years after the same shall have been declared, shall, to the fullest extent permitted by law, be forfeited to the Corporation. For the avoidance of doubt, the term "dividends to policyholders," as used in this Article THIRD, shall not be deemed to refer to a dividend declared and paid on the shares of any class or series of the Corporation's capital stock pursuant to Section 170 of the General Corporation Law of the State of Delaware. The Corporation is being incorporated in connection with the conversion of MetLife Insurance Company of Connecticut, a Connecticut corporation ("MetLife Connecticut"), to the Corporation (the "Conversion"), and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of MetLife Connecticut to the Corporation (the "Certificate of Conversion").

          FOURTH. The total number of shares of capital stock that the Corporation shall have authority to issue is five thousand (5,000), which shall be divided into two classes, consisting of four thousand (4,000) shares of common stock, par value $25,000 per share (the "Common Stock"), and one thousand (1,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          Upon the effectiveness of the Certificate of Conversion and this Certificate of Incorporation on November 14, 2014 at 5:31 p.m. (Eastern Time) (the "Effective Time"), each 10,000 shares of common capital stock of MetLife Connecticut issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be deemed to be, one (1) issued and outstanding, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holder thereof. Any certificate that, immediately prior to the Effective Time, represented shares of common capital stock of MetLife Connecticut shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, be deemed to represent the number of shares of Common Stock into which such shares were converted pursuant to the preceding provisions of this Article FOURTH.

          Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board"), and the Board is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

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          FIFTH. The incorporator of the Corporation is Jacob Jenkelowitz, whose mailing address is c/o MetLife, 1095 Avenue of the Americas, New York, New York 10036-6796.

          SIXTH. Unless and except to the extent that the bylaws of the Corporation (the "Bylaws") shall so require, the election of directors of the Corporation need not be by written ballot.

          SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the Bylaws.

          EIGHTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          NINTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                                   *   *   *

          This Certificate of Incorporation shall be effective at 5:31 p.m. (Eastern Time) on November 14, 2014.

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          The undersigned incorporator hereby acknowledges that this
Certificate of Incorporation is his act and deed on this 28th day of October, 2014.

                                            /s/ Jacob Jenkelowitz
                                            ------------------------------------
                                            Name: Jacob Jenkelowitz
                                            Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                            Pursuant to Section 242
            of the General Corporation Law of the State of Delaware

          MetLife Insurance Company of Connecticut, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

               1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and inserting the following in lieu thereof:

               "FIRST. The name of the Corporation is MetLife Insurance Company USA (the "Corporation")."

               2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholder of the Corporation) of the General Corporation Law of the State of Delaware.

               3. This Certificate of Amendment shall be effective at 5:33 p.m. (Eastern Time) on November 14, 2014.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 14th day of November, 2014.


                                        MetLife Insurance Company of Connecticut

                                        By:       /s/ Jacob Jenkelowitz
                                            ------------------------------------
                                        Name:     Jacob M. Jenkelowitz
                                        Office:    Corporate Secretary